Exhibit 10.1

Emerson Healthcare LLC

First Amendment to Account Services Agreement

This First Amendment to Account Services Agreement (this “Amendment”) dated as of this 3rd day of February, 2012 (the “Effective Date”), is between Emerson Healthcare LLC, a Pennsylvania limited liability company located at 407 E. Lancaster Avenue, Wayne, PA 19087 (“Emerson”), and SCOLR Pharma, Inc., a Delaware corporation located at 19204 North Creek Pkwy #100, Bothell, WA 98011 (“SCOLR”).

WHEREAS, Emerson and SCOLR are parties to that certain Account Services Agreement dated as of August 27, 2010 (the “Services Agreement”);

WHEREAS, the Services to be performed by Emerson pursuant to the Agreement include collection and management of SCOLR’s accounts, including administration and remittance to SCOLR of Received Accounts; and

WHEREAS, the parties wish to amend the Services Agreement in certain respects.

NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Defined Terms. Capitalized terms used herein but not defined shall have the meanings given to them in the Services Agreement.

2. Amendments.

(a) A new Section 3(a)(v) shall be inserted as follows:

“(v)	Promptly following the issuance of a new invoice to an account serviced by Emerson under this Agreement, Emerson shall disburse to SCOLR an amount equal to 90% of such invoice (each disbursement a “Service Invoice Disbursement”). Notwithstanding the foregoing, Emerson shall have no obligation to make Service Invoice Disbursements after December 31, 2012 or during any time that aggregate unreimbursed Servicer Invoice Disbursements exceed $1,200,000.

(b) Existing Sections 3(a)(v), 3(a)(vi) and 3(a)(vii) shall be renumbered as Sections 3(a)(vi), 3(a)(vii) and 3(a)(viii). Cross-references to such Sections elsewhere in the Agreement shall be deemed to refer to the corresponding re-numbered section.

(c) The first sentence of re-numbered Section 3(a)(vii) of the Services Agreement shall be deleted in its entirety and replaced with the following:

“(vii)

At least once weekly, on a day to be agreed upon by SCOLR and Emerson, Emerson shall disburse from the Deposit Account to SCOLR all amounts deposited therein, except that Emerson shall be entitled (i) to apply deposited amounts against Service Invoice Disbursements, (ii) to pay sales commissions

(including those of the Sales Affiliate), freight, warehousing (storage and labor) and other charges associated with the distribution of the Products using Emerson’s warehouse, logistics terminal and shipping facility (the “Distribution Facility”) and (iii) to pay promotional charges, allowances and similar third party expenses charged to SCOLR.

(d) Section 4(b) of the Agreement is amended by inserting the following phrase at the beginning of such section:

“Other than in respect of unreimbursed Service Invoice Disbursements,”

3. Remaining Terms. Those portions of the Services Agreement that are not expressly amended hereby shall continue in full force and effect.

4. Integration. This Amendment, read in conjunction with the Services Agreement, constitutes the entire agreement between the parties with respect to the subject mater hereof and expressly replaces, supersedes and negates any prior or contemporaneous agreements, whether written or oral.

5. Dispute Resolution. The provisions of Section 23 of the Services Agreement shall govern this Amendment.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which, taken together, shall constitute one document, and shall be effective when signed by all parties hereto. Signatures transmitted via facsimile or other electronic versions of a party’s signature shall be effective and binding for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Account Services Agreement on the day and year first set forth above.

SCOLR PHARMA, INC.

By:	/s/ Stephen J. Turner
Name:	Stephen J. Turner
Title:	President & CEO

By:	/s/ Richard M. Levy
Name:	Richard M. Levy
Title:	EVP & CFO

EMERSON HEALTHCARE LLC

By:	/s/ Scott R. Emerson
Name:	Scott R. Emerson
Title:	President